                                                                   EXHIBIT 10.27

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

                               CONVERSION WARRANT

No. 1                                                            August 27, 1997

                  To Purchase 42,500 Shares of Common Stock of
                     Metal Management, Inc. (the "Company")

1. Number of Shares: Exercise Price, Term. This certifies that The William T. Proler and Gaile Proler Management Trust (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after August 27, 1999, and at or prior to 11:59 Central Time, on August 27, 2002 (the "Expiration Time"), but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to an aggregate of 42,500 fully paid and nonassessable shares (the "Shares") of common stock, $.01 par value, ("Common Stock") of the Company at a purchase price of $6.00 per Share, as may be adjusted pursuant to Section 12 hereof (the "Exercise Price"). The number of Shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, after August 27, 1999 and prior to the Expiration Time by the surrender of this Warrant and Notice of Exercise annexed hereto, all duly completed and executed on behalf of the Warrantholder, at the office of the Company in Chicago, Illinois (or such other office or agency of the Company as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and upon payment of the Exercise Price for the Shares thereby purchased (by cash, certified or cashier's check or wire transfer payable to the order of the Company, at the time of exercise in an amount equal to the purchase price of the Shares thereby purchased or by cancellation of all or part of the principal amount due and owing by the Company to the Warrantholder on any promissory note payable by the Company to the Warrantholder or by electing to have the Company withhold shares of Common Stock issuable upon exercise of the Warrant (in the latter case only, a "cashless exercise") based on the average of the closing price of such shares on the Nasdaq National Market for the five (5) trading days prior to the time of exercise). Thereupon, the

     Warrantholder as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of the date of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

     Notwithstanding the foregoing, the Company may reject a request from the Warrantholder for a cashless exercise if either the Company has a registration statement in effect covering the resale of the shares of Common Stock issuable to the Warrantholder upon exercise of this Warrant or the Company advises the Warrantholder that it will file a registration statement with the Securities and Exchange Commission within sixty (60) days to register the sale of such shares of Common Stock to be issued upon exercise of this Warrant. If no such registration statement has been filed within said 60 day period or declared effective within 60 days after the filing of any such registration statement with the Securities and Exchange Commission, the Warrantholder may effect a cashless exercise.

3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to the Warrantholder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all Shares issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Warrantholder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to the Warrantholder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder as the holder would otherwise be entitled, the Warrantholder shall be entitled, at his option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company) or (ii) a whole Share if the Warrantholder tenders the Exercise Price for one whole share.

5. No Rights as Shareholders. This Warrant does not entitle the Warrantholder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6. Charges. Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of the Warrantholder as the holder of this Warrant. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the

     Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

7. No Transfer. This Warrant and any rights hereunder are not transferable by the Warrantholder as the holder hereof, in whole or in part.

8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant on substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

10. Saturdays, Sundays, Holidays etc. If the last or appointed day for the taking of any action or expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

11. Change of Control. If at any time there shall be a "change of control" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as then in effect) of the Company, then the Warrantholder as the holder of this Warrant, upon such change of control of the Company and upon payment of the aggregate Exercise Price then in effect, shall be entitled to acquire the Shares; provided, however, the acquisition by the Company of Cozzi Iron & Metal, Inc. shall not be deemed a "change of control" for purposes of this Agreement.

12. Adjustments and Termination of Rights. The purchase price per Share and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

     (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the Warrantholder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the Warrantholder as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

     (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change, and the Exercise Price shall be adjusted accordingly.

     (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     (d) Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Shares, or make any other distribution with respect to Common Stock of Shares, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution. This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

     (e) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to 11(c) or 11(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

13. Notice of Adjustments; Notices. Whenever the Exercise Price or number or, type of securities issuable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue and provide to the Warrantholder as the holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

14. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Texas and for all purposes shall be constructed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

15. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder as the holder hereof.

17.  Notice. All notices hereunder shall be in writing and shall be effective
     (a) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (b) one business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (c) five business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder as the holder set forth in the registry maintained by the Company pursuant to
     Section 8, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder as holder may designate by ten-day advance written notice.

18. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

     IN WITNESS WHEREOF, Metal Management, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated: August 27,1997

                                                   METAL MANAGEMENT, INC.

                                                   By: /s/ Gerard M. Jacobs
                                                      --------------------------
                                                   Name: Gerard M. Jacobs
                                                   Title: President